EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into Wausau-Mosinee Paper Corporation's previously filed Registration Statement File Nos. 33-44922, 33-42445, and 33-42447 on Form S-8, including all post-
 effective amendments thereto.




                                   WIPFLI ULLRICH BERTELSON LLP

 February 3, 1998
 Wausau, Wisconsin